                Securities Act of 1933 File Number 333-12065
                              ___________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ___________________

                                    FORM T-1
           STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF
                                      1939
                 OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A
                                    TRUSTEE
                         PURSUANT TO SECTION 305(b)(2)
                              ___________________

                            THE CHASE MANHATTAN BANK
              (Exact name of trustee as specified in its charter)

                                   13-4994650
                    (I.R.S. Employer Identification Number)
                      270 Park Avenue, New York, New York
                   (Address of  principal executive offices)
                                     10017
                                  (Zip Code)
                              ___________________

                          Aames Financial Corporation
            (Exact  name of registrant as specified in its charter)

      Delaware                               95-4340340
(State or other jurisdiction of           (I.R.S. Employer
incorporation or organization)          Identification No.)

                  Additional Subsidiary Guarantor Registrants:

EXACT NAME OF       STATE OR OTHER           IRS EMPLOYER
REGISTRANT AS       JURISDICTION OF          IDENTIFICATION
SPECIFIED IN ITS    INCORPORATION OR         NUMBER
CHARTER             ORGANIZATION
Aames Capital       California               95-4438859
Corporation
Aames Capital       Minnesota                95-2817139
Corporation of
Minnesota
Aames Funding       California               95-2622032
Corporation
Aames Home Loan     California               95-4362095
Aames Home Loan of  California               95-2591924
America
Aames Home Loan of  Colorado                 84-1258091
Colorado, Inc.
Aames Home Loan of  Nevada                   88-0303373
Nevada, Inc.
One Stop Moratgage, Wyoming                  83-0319934
Inc.
Oxford Aviation     California               95-3334826
Corporation, Inc.
Oxford Escrow Co.   California               95-4297792
Rosamore Financial, California               95-3864392
Inc.
Serrano Insurance   Nevada                   88-0334559
Services
Windsor Management  California               95-3374056
Co.

                      3731 Wilshire Boulevard, 10th Floor
                         Los Angeles, California  90010
                                 (213) 351-6100
              (Address, including zip code, and telephone number,
            including area code of registrant's principal executive offices)

                              ___________________

                                Debt Securities
                            (Title of the securities)
                              ___________________

                                    GENERAL

Item 1. General Information.

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

             New York State Banking Department, State House, Albany, New York 12110.

             Board of Governors of the Federal Reserve System, Washington, D.C., 20551

             Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

             Federal Deposit Insurance Corporation, Washington, D.C., 20429.


     (b)     Whether it is authorized to exercise corporate trust powers.

             Yes.


Item 2. Affiliations with the Obligor.

        If the obligor is an affiliate of the trustee, describe each such affiliation.

        None.

Item 16.  List of Exhibits

      List below all exhibits filed as a part of this Statement of Eligibility.

      1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985, December 2, 1991 and July 10, 1996 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

      2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank.)

      3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

      4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 333-06249, which is incorporated by reference).

      5.  Not applicable.

      6.  The consent of the Trustee required by Section 321(b) of the Act (see
Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference. On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank.)

      7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority. (On July 14, 1996, in connection with the merger of Chemical Bank and The Chase Manhattan Bank (National Association), Chemical Bank, the surviving corporation, was renamed The Chase Manhattan Bank.)

      8.  Not applicable.

      9.  Not applicable.

                                   SIGNATURE

      Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, The Chase Manhattan Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 26th day of September, 1996.



                                     THE CHASE MANHATTAN BANK

                                     By /s/ John Mynttinen

                                     Second Vice President

                             Exhibit 7 to Form T-1

                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                      CONSOLIDATED REPORT OF CONDITION OF

                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                    a member of the Federal Reserve System,
                   at the close of business June 30, 1996, in
               accordance with a call made by the Federal Reserve
                                  Bank of this
               District pursuant to the provisions of the Federal
                                  Reserve Act.

                                                                Dollar Amounts
                 ASSETS                                            in Millions
Cash and balances due from depository institutions:
  Noninterest-bearing balances and
  currency and coin                                                   $  4,167
  Interest-bearing balances                                              5,094
Securities:
Held to maturity securities                                              3,367
Available for sale securities                                           27,786
Federal Funds sold and securities purchased under
  agreements to resell in domestic offices of the
  bank and of its Edge and Agreement subsidiaries,
  and in IBF's:
  Federal funds sold                                                     7,204
  Securities purchased under agreements to resell
                                                                           136
Loans and lease financing receivables:
  Loans and leases, net of unearned income
                                                                       $67,215
  Less: Allowance for loan and lease losses
                                                                         1,768
  Less: Allocated transfer risk reserve
                                                                            75
  Loans and leases, net of unearned income,
  allowance, and reserve                                                65,372
Trading Assets                                                          28,610
Premises and fixed assets (including capitalized
  leases)                                                                1,326
Other real estate owned                                                     26
Investments in unconsolidated subsidiaries and
  associated companies                                                      68
Customer's liability to this bank on acceptances
  outstanding                                                              995
Intangible assets                                                          309
Other assets                                                             6,993
                                                                     ---------
TOTAL ASSETS                                                          $151,453
                                                                     =========

                     LIABILITIES
Deposits
  In domestic offices                                                 $ 46,917
  Noninterest-bearing                                                 $ 16,711
  Interest-bearing                                                      30,206
                                                                     ---------
  In foreign offices, Edge and Agreement
    subsidiaries, and IBF's                                             31,577
  Noninterest-bearing                                                 $  2,197
  Interest-bearing                                                      29,380
                                                                     ---------
Federal funds purchased and securities sold under
  agreements to repurchase in domestic offices of the bank
  and of its Edge and Agreement subsidiaries, and in
  IBF's Federal funds purchased                                         12,155
Securities sold under agreements to repurchase                           8,536
Demand notes issued to the U.S. Treasury                                 1,000
Trading liabilities                                                     20,914
Other Borrowed money:
  With a remaining maturity of one year or less                         10,018
  With a remaining maturity of more than one year                          192
Mortgage indebtedness and obligations under
  capitalized leases                                                        12
Bank's liability on acceptances executed and
  outstanding                                                            1,001
Subordinated notes and debentures                                        3,411
Other liabilities                                                        8,091

TOTAL LIABILITIES                                                      143,824
                                                                     ---------


                   EQUITY CAPITAL
Common stock                                                               620
Surplus                                                                  4,664
Undivided profits and capital reserves                                   2,970
Net unrealized holding gains (Losses)
  on available-for-sale securities                                        (633)
Cumulative foreign currency translation adjustments                          8

TOTAL EQUITY CAPITAL                                                     7,629
                                                                    ----------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
  STOCK AND EQUITY CAPITAL                                            $151,453
                                                                    ==========

I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                          JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.



                          WALTER V. SHIPLEY

                          EDWARD D. MILLER

                          THOMAS G. LABRECQUE